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                                                                   EXHIBIT 4.100

                  NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

B E T W E E N:

                               PHILIP WALTER WHITE

                                     - AND -

                           API ELECTRONICS GROUP INC.

                      Dated as of the 31st day of May, 2002

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                  NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

         THIS AGREEMENT made as of the 31st day of May, 2002 (the "Effective Date").

B E T W E E N:

                           PHILIP WALTER WHITE,
                           a businessman residing in the Province of Ontario

                           (hereinafter referred to as the "Filtran Principal")

                                                               OF THE FIRST PART
                           - and -

                           API ELECTRONICS GROUP INC.,
                           a corporation incorporated pursuant to the laws of the Province of Ontario

                           (hereinafter referred to as "API")

                                                              OF THE SECOND PART

WHEREAS:

A. API has acquired as of the Effective Date (the "Acquisition") all of the issued and outstanding shares of Filtran Inc., Canadian Dataplex Ltd. and Tactron Communications (Canada) Limited (which, in turn, owns all of the issued and outstanding shares of Filtran Limited) (each a "Filtran Entity" and collectively, the "Filtran Group") from the Filtran Principal, Rose Mary White, Brian Kenneth White, Coranne Adele White, Edna Grace Trepannier, Jane Murphy, Doreen White, Derek White and Gillian Pershaw (each a "Vendor" and collectively, the "Vendors") pursuant to the terms of a share purchase agreement among API, the Vendors and the Filtran Group dated as of May 31, 2002 (the "Share Purchase Agreement");

B. Prior to the completion of the Acquisition, in addition to being a shareholder of the Filtran Group, the Principal was also a senior officer and a director of each Filtran Entity (other than Filtran Inc. of which he is not a director);

C. Subsequent to the Acquisition, the Filtran Principal has remained or will be appointed as a director of each Filtran Entity;

D. API, each Filtran Entity and their respective affiliates and associates and any combination thereof shall be referred to herein collectively as the "API

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Group" and any reference to the API Group shall include a reference to API and each Filtran Entity and their respective affiliates and associates;

         NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the sum of Five Hundred Thousand Dollars ($500,000.00) now paid by API to the Filtran Principal, the completion of the Acquisition, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties each agree as follows:

1.       DEFINITIONS

         The following words and phrases shall have the following meanings respectively:

         (a) "Agreement" means this non-competition and confidentiality agreement, any written agreement amending or supplementing the same, and any schedule hereto or thereto;

         (b)  "API" means API Electronics Group Inc.;

         (c) "API Group" has the meaning ascribed to it in Recital D of this Agreement;

         (d)  "Business Information" means all past, present and future,

              (i) financial, business and personal data relating to customers, clients, affiliates, subsidiaries, consultants and employees of the API Group;

              (ii) business and marketing plans, strategies and methods which are not standard industry practice, or which are not generally known in the industry; and

              (iii) studies, customer lists, charts, plans, tables and compilations of business and industrial information acquired or prepared by or on behalf of the API Group;

         (e) "Company Business" means the business presently, hereafter and from time to time carried on by the API Group consisting of, without limiting the generality of the foregoing, the production and supply of electronic equipment;

         (f)  "Computer Software" means:

              (i) all sets of statements or instructions, in either human readable or machine readable form, that are expressed, fixed, embodied or stored in any manner and that can be used directly or indirectly in a computer ("Computer Programs");

              (ii) any report format, design or drawing produced by the Computer Programs; and

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              (iii)  all documentation, design specifications and charts, and operating procedures relating to the Company Business which support the Computer Programs;

         (g) "Confidential Information" means material in the possession or control of the API Group which is not generally available to or used by others or the utility or value of which is not generally known or recognized as standard practice, whether or not the underlying details are in the public domain, all of which is of a confidential and proprietary nature and includes, without limitation, all Business Information, Computer Software, Know-How, Names and Technology, whether patentable or not, which has been acquired or developed or is hereafter acquired or developed by or on behalf of the API Group from time to time and, specifically, includes all such information that the Filtran Principal may have obtained or became aware of during his involvement with the Filtran Group;

         (h)  "Filtran Principal" means Philip Walter White;

         (i) "Know-How" means any and all information, knowledge and experience of a technical or commercial nature, including, without limitation, unpatented inventions, manufacturing and trade secrets, secret processes, current and accumulated experience, specifications, methods, applications, designs, data, research results, drawings, criteria, qualities, applications, prototypes, models, formulae, computer programs, and all other information of any nature or kind whatsoever relating or incidental to or connected with the Company Business in which, as of the Effective Date, any right, title or interest has been acquired by the API Group, or any affiliate, consultant, licensee, contractor, employee, agent, successor, assign, researcher, officer or director of the API Group, or shall hereinafter be acquired by the API Group or said person(s);

         (j) "Licensed Technology" means all Patents and Trade-Marks (as those terms are hereinafter defined), registered and unregistered trade names and trade name applications, and registered industrial designs and industrial design applications, in any manner whatsoever relating to, incidental to or connected with the Company Business in which, as at the Effective Date, any right, title or interest has been acquired by the API Group, or any affiliate, consultant, licensee, contractor, employee, agent, successor, assign, researcher, officer or director of the API Group, or shall hereinafter be acquired by the API Group or said person(s);

         (k) "Names" means the business styles "API", "Filtran", "Tractron", "Dataplex" and any other business styles currently owned or used by the API Group or hereafter acquired and any and every variation of each;

         (l) "Patents" means any patents and patent applications, including, without limitation, reissues, renewals, extensions, divisions, continuations and continuations-in-part, in any manner whatsoever relating to, incidental to or connected with the Company Business in which, as at the Effective Date, any

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              right, title or interest has been acquired by the API Group, or any affiliate, consultant, licensee, contractor, employee, agent, successor, assign, researcher, officer or director of the API Group, or shall hereinafter be acquired by the API Group or said person(s);

         (m) "person" means an individual, sole proprietorship, partnership, corporation, association, syndicate, organization, trust, joint venture and foundation, or other legal entity whether incorporated or unincorporated, as well as an individual in his capacity as trustee, executor, administrator, or other legal representative;

         (n)  "Restricted Territory" means the World;

         (o) "Technology" means all scientific and technical information or material pertaining to any machine, appliance or process, including specifications, proposals, models, designs, formulae, test results and reports, analyses, simulation results, tables of operating conditions, materials, components, industrial skills, operating and testing procedures, shop practices, Know-How and show-how including, without limitation, Licensed Technology;

         (p) "Term" means the date which is five (5) years from the Effective Date;

         (q) "Trade-Marks" means any trade-marks (registered or unregistered) and trade-mark applications for registration in any manner whatsoever relating to, incidental to or connected with the Company Business in which, as of the Effective Date, any right, title or interest has been acquired by the API Group, or any affiliate, consultant, licensee, contractor, employee, agent, successor, assign, researcher, officer or director of the API Group, or shall hereinafter be acquired by the API Group or said person(s);

2.       NON-COMPETITION

         The Filtran Principal hereby covenants and agrees with API and each Filtran Entity that, during the Term, he shall not, without the prior written consent of API, which consent may be unreasonably withheld in its sole and absolute discretion, participate directly or indirectly, either individually or with any person, in any way in a business which is substantially similar to the Company Business or competitive with the Company Business anywhere within the Restricted Territory whether:

         (a)  as a principal, partner or employee;

         (b) in conjunction or association with or as an officer, director or similar official of any incorporated or unincorporated entity (including, without restricting the generality of the foregoing, any corporation, partnership, joint venture, association, syndicate or trust) engaged in any of the activities included as part of the Company Business (each of which entities is hereinafter referred to as the "Other Entity");

         (c)  as a consultant or advisor to or agent of any Other Entity;

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                                       -5-

         (d) as a holder of shares in any Other Entity in such number which, together with all shares in such Other Entity which are subject to an agreement to, or which in fact, vote (or otherwise act) in concert with the Filtran Principal, exercise the effective control of any such Other Entity;

         (e) by canvassing, soliciting or diverting or attempting to canvas, solicit or divert, on behalf of himself or the Other Entity orders for or from Company Business; or

         (f) by providing, directly or indirectly, financial or other assistance including, without limitation, by way of loan or guarantee, to a business which is substantially similar to or competitive with the Company Business.

3.       NO USE OF CONFIDENTIAL INFORMATION

         Except for the exclusive benefit of the API Group, the Filtran Principal covenants and agrees with that he shall not, at any time, use or directly or indirectly publish or otherwise disclose any of the Confidential Information (whether or not conceived, originated, discovered or developed in whole or in part by the Filtran Principal), it being expressly acknowledged and agreed by the Filtran Principal that the Confidential Information consists of unique and valuable assets that are the sole and exclusive property of API and the API Group which shall be kept secret and strictly confidential at all times. For the purposes of this Section 3, the Confidential Information shall not include any information which is in the public domain as of the Effective Date or becomes so through no fault of the Filtran Principal, and the covenants herein shall survive the expiry or other termination of this Agreement.

4.       OWNERSHIP OF CONFIDENTIAL INFORMATION

         The Filtran Principal hereby assigns, transfers and conveys all of his right, title and interest in and to the Confidential Information to API and acknowledges and agrees, respectively, that, as among the Filtran Principal, API and each Filtran Entity, API and each Filtran Entity are and shall remain the sole and exclusive owners of all right, title and interest in and to the Confidential Information. Any time and from time to time, upon the request and expense of API, the Filtran Principal shall execute and deliver any and all instruments, documents, papers and certificates, give evidence and do any and all other acts, at no cost to the Filtran Principal, which, in the reasonable opinion of the API Group, are or may be necessary or desirable to document such transfer to enable the API Group, among other things, to file and prosecute applications for and to acquire, maintain and enforce any and all proprietary rights to the Confidential Information under Canadian or foreign law with respect to any such Confidential Information or to obtain any extension, validation, reissue, continuance or renewal of any such proprietary rights.

5.       NON-SOLICITATION OF EMPLOYEES, CONSULTANTS, ETC.

         The Filtran Principal covenants and agrees with API and each Filtran Entity that, during the Term, he shall not:

         (a) interfere with, knowingly entice or otherwise attempt to obtain the withdrawal from the API Group of any of the API Group's employees, consultants or any

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              other person retained or engaged by the API Group in any capacity whatsoever; nor

         (b) approach, interfere with, entice or solicit any customer or client of the API Group or attempt to divert or entice any customer, client or any person in the habit of dealing with the API Group away from the API Group.

6.       NO DEROGATORY REMARKS

         The Filtran Principal covenants and agrees with API and each Filtran Entity that he shall not make any derogatory remarks regarding the API Group or any of its officers, directors or employees and will not take any act as a result of which the relations between the API Group and its suppliers, customers, clients, employees or others may be impaired or which act may otherwise be detrimental to the business of the API Group as the same is now or may hereafter be carried on by the API Group.

7.       WAIVER OF DEFENCES

         The Filtran Principal acknowledges, covenants and agrees with API that:

         (a) the duration (the Term) and/or area (the Restricted Territory) within which the restrictions set forth in Sections 2 and 5 shall apply have been considered by the Filtran Principal and the restraints and restrictions of and on the future activities of the Filtran Principal set out herein are reasonable in the circumstances given that the Company Business is international in scope and that, accordingly, geographical limits are neither appropriate nor sufficient;

         (b) all restrictions in this Agreement are reasonable and valid and all defences to the strict enforcement thereof by API and each Filtran Entity are hereby waived by the Filtran Principal;

         (c) a violation of any of the provisions of this Agreement will result in immediate and irreparable harm and damage to API and the API Group; and

         (d) in the event of any violation, breach or threatened breach by the Filtran Principal of any provision of this Agreement, API and each Filtran Entity shall, in addition to any other right to relief, be entitled to equitable relief by way of temporary or permanent injunction and to such other relief as any court of competent jurisdiction may deem just and proper.

8.       SEVERABILITY

         The covenants made in this Agreement are made by the Filtran Principal acknowledging that he has specific knowledge of the affairs of the API Group and that the API Group carries on and intends to carry on business throughout the Restricted Territory. If any of the covenants herein contained shall be held unreasonable, invalid or unenforceable by reason of the area, duration or type or scope of service covered by the said covenant, or any other justifiable reason, then the said covenant shall be given effect to such extent and in such reduced form as may be

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                                       -7-

decided by an arbitrator appointed pursuant to the terms of this Agreement or by any court of competent jurisdiction. The Filtran Principal hereby acknowledges that all restrictions hereinbefore contained are reasonable and valid and all defences to the strict enforcement of all or any portion thereof are hereby waived. If any article, section or provision of this Agreement, or any portion thereof, is deemed, determined or held to be unenforceable or invalid by an arbitrator appointed hereunder or by a court of competent jurisdiction, that unenforceability or invalidity shall not affect the remaining portions of this Agreement and such unenforceable or invalid article, section, provision or portion hereof shall be deemed to be severed from the remainder of this Agreement.

9.       IMPLEMENTATION OF THIS AGREEMENT

         The parties hereto shall sign such further and other documents, cause such meetings to be held, cause such resolutions to be passed and such by-laws to be enacted, exercise their vote and do and perform (and cause to be done and performed) such further and other acts or things as may be necessary or desirable in order to give full effect to this Agreement and every part of it.

10.      NOTICE AND COMMUNICATIONS

         All notices, consents, approvals, statements, authorizations, documents, or other communications (collectively referred to herein as "Notice"), required or permitted to be given hereunder shall be in writing and shall be delivered personally or by telecopier or mailed (with a return receipt requested to provide proof of delivery), if mailed in Canada, by registered mail, or if mailed in the United States of America, by certified mail, postage prepaid, to the parties hereto at their respective addresses set forth hereunder, namely:

         (a)   To the Filtran Principal at:

               Philip Walter White
               3 Eleanor Drive
               Ottawa, Ontario  K2E 7K3

               with a copy to:

               LaBarge Weinstein
               333 Preston Street
               Ottawa, Ontario   K1S 5N4

               Attention:     Lawrence Weinstein
               Facsimile:     613-231-3900

         (b)   To API at:

               API Electronics Group Inc.
               505 University Avenue, Suite 1400
               Toronto, Ontario   M5G 1X3

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               Attention:     Jason DeZwirek
               Facsimile:     416-593-4658

               with a copy to:

               WeirFoulds LLP
               The Exchange Tower, Suite 1600
               130 King Street West
               Toronto, Ontario   M5X 1J5

               Attention:     Wayne Egan
               Facsimile:     416-365-1876

or at any such other address or addresses as may be given by any of them to the other in writing from time to time. Such Notice, if mailed, shall be deemed to have been given on the third (3rd) Business Day following such mailing, or, if delivered personally or by telecopier, shall be deemed to have been given on the day and at the time of personal delivery or telecopy transmission, if delivered or transmitted prior to 5:00 p.m. on a Business Day, or if not prior to 5:00 p.m. on a Business Day, on the Business Day next following the day of delivery or telecopy transmission, as the case may be; provided that if such Notice has been mailed and if regular mail service is interrupted by strike or threatened strike or other irregularity before the deemed receipt of such Notice as aforesaid, then such Notice shall not be effective until and unless actually delivered by mail or as otherwise provided herein.

11.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein (but without giving effect to any conflict of laws rule). All of the parties to this Agreement hereby each attorn to the jurisdiction of the Courts of the Province of Ontario.

12.      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement among the parties with respect to the matters herein and its execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations, promises, agreements or statements whatsoever not incorporated herein and made a part hereof. This Agreement shall not be amended, altered or qualified except by a memorandum in writing signed by all the parties hereto.

13.      ARBITRATION

         The parties agree that all disputes and questions whatsoever which shall arrive between any of the parties hereto touching this Agreement, or the construction or application thereof or any clause or thing herein contained or any account, valuation of division of assets, debts or liabilities to be made hereunder or as to any act, deed or omission of any party or as to any other matter in any way relating to the rights, duties or liabilities of any person under this Agreement,

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                                       -9-

shall be governed by the arbitration provisions of the Share Purchase Agreement, mutatis, mutandis.

14.      WAIVER

         No condoning, excusing or overlooking by or on behalf of any of the parties hereto of any breach of any of the covenants, provisions, conditions, restrictions or stipulations herein contained shall take effect or be binding upon that party unless the same be expressed in writing under the authority of that party and any waiver so given shall extend only to the particular breach so waived and shall not limit or affect any rights with respect to any past, present or future breach.

15.      NUMBER AND GENDER

         The necessary changes in gender required to make the provisions of this Agreement apply to either corporations or individuals, males or females, shall in all instances be assumed as though in each case fully expressed and, unless the context clearly requires otherwise, the singular usage includes the plural and vice-versa.

16.      SECTION HEADINGS AND NUMBERS

         Section headings and numbers are not considered a part of this Agreement and are included solely for convenience of reference and shall not in any way affect the construction or interpretation of this Agreement.

17.      BINDING EFFECT

         Subject to the provisions of this Agreement, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. Notwithstanding the foregoing, or any other clause of this Agreement, the provisions of Section 2 of this Agreement shall not be binding upon the Filtran Principal during any period of time that the Purchaser is in default of its obligations to the Filtran Principal under the Promissory Note.

18.      FURTHER ASSURANCES

         Each party hereto agrees from time to time, subsequent to the Effective Date, to execute and deliver or cause to be executed and delivered to each of the others of them such instruments or further assurances as may, in the reasonable opinion of either of them, be necessary or desirable to give effect to the provisions of this Agreement and to establish and protect the rights and remedies created or intended to be created hereby.

19.      REMEDIES CUMULATIVE

         No remedy herein conferred upon or reserved in favour of any party hereto shall exclude any other remedy herein or existing at law or in equity or by statute, but each shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing.

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20.      EXTENSION OF TIME RESTRICTIONS

         The Filtran Principal is in breach of any of the restrictions herein contained, the duration of a non-competition period set forth herein shall be stayed until such breach shall be cured by such Filtran Principal and shall recommence upon the date that the defaulting Filtran Principal ceases to be in breach thereof, whether voluntary or by reason of a court order.

21.      DEFINED TERMS

         Each term that is used in this Agreement and is defined in the Share Purchase Agreement has the meaning assigned to it in the Share Purchase Agreement, unless the context expressly requires otherwise.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the Effective Date.

SIGNED, SEALED AND DELIVERED   )
in the presence of             )
                               )
                               )
------------------------------ )       -----------------------------------
Witness                        )       PHILIP WALTER WHITE
                               )
                               )
                               )
                               )       API ELECTRONICS GROUP INC.
                               )
                               )
                               )       Per:
                                            ------------------------------
                               )            Name:
                               )            Title:
                               )
                               )       I have authority to bind the Corporation